CSFB05-7G1TROIANO – SUP

CREDIT SUISSE FIRST BOSTON

Balance	$3,600,000.00	Delay	24	WAC	5.70000	WAM	352
Coupon	5.25000	Dated	07/01/2005	NET	5.25000	WALA	8
Settle	07/29/2005	First Payment	08/25/2005

Price	1	2	3	4	5	6	7	8
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
99-16.00	5.319	5.322	5.323	5.333	5.398	5.534	5.674	5.805
99-18.00	5.314	5.316	5.316	5.323	5.360	5.440	5.521	5.598
99-20.00	5.310	5.310	5.310	5.312	5.323	5.345	5.368	5.390
99-22.00	5.305	5.304	5.304	5.301	5.285	5.251	5.216	5.183
99-24.00	5.300	5.299	5.298	5.291	5.247	5.157	5.064	4.977
99-26.00	5.296	5.293	5.292	5.280	5.210	5.063	4.912	4.770
99-28.00	5.291	5.287	5.286	5.270	5.172	4.969	4.760	4.564
99-30.00	5.287	5.281	5.279	5.259	5.135	4.875	4.609	4.359
100-00.00	5.282	5.276	5.273	5.249	5.097	4.781	4.458	4.153
100-02.00	5.278	5.270	5.267	5.238	5.060	4.687	4.307	3.949
100-04.00	5.273	5.264	5.261	5.228	5.022	4.594	4.156	3.744
100-06.00	5.268	5.259	5.255	5.218	4.985	4.500	4.005	3.540
100-08.00	5.264	5.253	5.249	5.207	4.948	4.407	3.855	3.336
100-10.00	5.259	5.247	5.243	5.197	4.910	4.314	3.705	3.133
100-12.00	5.255	5.242	5.237	5.186	4.873	4.221	3.555	2.930
100-14.00	5.250	5.236	5.231	5.176	4.836	4.128	3.405	2.727
100-16.00	5.246	5.230	5.224	5.166	4.799	4.035	3.256	2.525
99-16.00	5.319	5.322	5.323	5.333	5.398	5.534	5.674	5.805
Spread @ Center Price	97	109	112	125	140	134	106	76
WAL	25.21	17.24	15.54	8.53	1.80	0.69	0.43	0.31
Mod Durn	13.64	10.91	10.15	5.95	1.66	0.66	0.41	0.30
Principal Window	May27-Aug34	Sep16-Feb33	Sep05-Jul32	Aug05-Apr30	Aug05-Mar09	Aug05-Oct06	Aug05-Apr06	Aug05-Feb06
Prepay	100 PSA	200 PSA	215 PSA	250 PSA	300 PSA	500 PSA	750 PSA	1000 PSA
Treasury	Mat 6MO 2YR 3YR 5YR 10YR 30YR Yld 3.396 3.724 3.769 3.844 4.062 4.320

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFB. CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFB makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.